UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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NU HORIZONS ELECTRONICS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NU HORIZONS ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 5, 2008

To our Stockholders:

The Annual Meeting of Stockholders of NU HORIZONS ELECTRONICS CORP. will be held on Tuesday, August 5, 2008 at the Melville Marriott, 1350 Walt Whitman Drive, Melville, New York, at 10:00 a.m. At the meeting, you will be asked to vote on:

(1)	The election of two directors to serve for a term of three years, until the 2011 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
(2)	An amendment to the 2002 Key Employee Stock Incentive Plan;
(3)	An amendment to the 2002 Outside Directors’ Stock Option Plan;
(4)	Ratification of the appointment of Ernst & Young LLP as auditors of Nu Horizons for fiscal 2009; and
(5)	Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on June 16, 2008, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about June 25, 2008.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

Richard S. Schuster
Secretary

Dated:	Melville, New York June 25, 2008

NU HORIZONS ELECTRONICS CORP.
70 Maxess Road
Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, August 5, 2008

Our annual meeting of stockholders will be held on Tuesday, August 5, 2008 at the Melville Marriott, 1350 Walt Whitman Drive, Melville, New York 11747, at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for our Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about June 25, 2008.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting

•	for the election of two directors for a term of 3 years,
•	on an amendment to our 2002 Key Employee Stock Incentive Plan,
•	on an amendment to our 2002 Outside Directors’ Stock Option Plan, and
•	to ratify the appointment of Ernst & Young LLP as auditors of Nu Horizons for fiscal 2009.

In addition, our management will report on our performance during fiscal 2008 and respond to your questions.

The Board of Directors does not intend to present at the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on June 16, 2008. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

(1)	By attending the meeting; or
(2)	By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may revoke your proxy at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval of the amendment to the 2002 Key Employee Stock Incentive Plan, FOR the approval of the amendment to the 2002 Outside Directors’ Stock Option Plan and FOR the ratification of the appointment of Ernst & Young LLP as auditors for fiscal 2009.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8200.

Will my shares be voted if I do not provide my proxy?

Yes, on certain items, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are referred to as “broker non-votes,” on certain routine matters, including the election of directors. Brokerage firms do not have the authority to vote your shares on non-routine matters, such as the amendments to the 2002 Key Employee Stock Incentive Plan and the 2002 Outside Directors’ Stock Option Plan. When a brokerage firm votes its customers’ unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and the ratification of the appointment of Ernst & Young LLP.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of June 16, 2008, must be present at the meeting. This is referred to as a quorum. On June 16, 2008, we had 18,466,639 shares issued and outstanding.

What vote is required to approve each of the matters to be considered at the meeting?

Directors are elected by a plurality of the votes cast. “Plurality” means that the two individuals who receive the highest number of votes will be elected as directors. Abstentions will have no effect on the voting outcome with respect to the election of directors.

The approval of the other proposals — the amendment to each of the 2002 Key Employee Stock Incentive Plan and the 2002 Outside Directors’ Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as auditors of Nu Horizons for fiscal 2009 — require that a majority of the shares of common stock present and voting be voted “FOR” the proposal. A properly executed proxy marked ABSTAIN with respect to such a matter will not be voted, although it will be counted for the purpose of determining if there is a quorum present. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will be voted for the ratification of the appointment of Ernst & Young LLP as auditors for fiscal 2009 and will not be voted for the amendments to the 2002 Key Employee Stock Incentive Plan and the 2002 Outside Directors’ Stock Option Plan.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will tabulate the votes.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than eleven directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The following table sets forth our directors:

Class I (To Serve Until the Annual Meeting of Stockholders in 2009)	Class II (To Serve Until the Annual Meeting of Stockholders in 2010)	Class III (To Serve Until the Annual Meeting of Stockholders in 2008)
Herbert M. Gardner(1)(2)(3)(4)	Dominic A. Polimeni(1)(2)(3)(4)	Arthur Nadata
David Siegel(1)(2)(3)(4)	Richard S. Schuster	Martin Novick(1)(2)(3)(4)
Kurt Freudenberg

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating Committee.
(4)	Member of Special Committee.

Arthur Nadata and Martin Novick are nominated for election to Class III to hold office until our annual meeting of stockholders in 2011 or until their successors are chosen and qualified. Messrs. Nadata and Novick are currently serving as directors in Class III.

All of our nominees were recommended by our Nominating Committee, which recommendation was approved by our Board of Directors.

Nominee Biographies

Arthur Nadata (62 years old) has been our Chairman of the Board since June 2004, our Chief Executive Officer since September 1996 and a director since October 1982. Mr. Nadata had been our President and Treasurer from October 1982 to September 1996. Prior to joining us in October 1982, Mr. Nadata worked for eighteen years for Diplomat Electronics Corp. in various operational and sales positions of increasing responsibility, eventually becoming corporate vice president of sales and marketing.

Martin Novick (72 years old) has been a director since September 24, 2003. Mr. Novick currently serves as a consultant to Audiovox Electronics Corporation, a company for which he served as Vice President for the past 35 years, most recently as group Vice President of Sales. He has been in the consumer electronics business for 45 years with expertise in both purchasing and marketing. He is President of Ren-Mar Enterprises Ltd., a private investment company located in Toronto, Canada. He is also a partner in Great American Realty, a private investment company.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of Messrs. Nadata and Novick. If either of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

The Board of Directors recommends a vote FOR the nominees listed above.

Standing Director Biographies

Kurt Freudenberg (50 years old) has been a director since September 2006. Mr. Freudenberg became a Vice President of the Company on June 5, 2006, Vice President-Finance and Chief Financial Officer on July 15, 2006 and Executive Vice President-Finance and Chief Financial Officer on July 3, 2007. Prior to joining Nu Horizons Electronics Corp., from May 2005, Mr. Freudenberg was the Vice President Finance of Henry Schein, Inc., the largest distributor of healthcare products to office-based practitioners in the combined North American and European markets. From March 2001 to April 2005, Mr. Freudenberg was the Senior Vice President of Finance and Group Controller of Cendant Car Rental Group, Inc. (formerly Avis Group

Holdings, Inc.). From July 1997 to March 2001, Mr. Freudenberg held various accounting and finance positions at Avis Group Holdings, Inc. until its acquisition by Cendent Car Rental Group. Prior to joining Avis Group, Mr. Freudenberg was employed by Grant Thornton LLP as a senior manager in their audit practice. Mr. Freudenberg was director of finance at NBC News from March to November 1996. From September 1984 to March 1996, Mr. Freudenberg was employed by Deloitte & Touche, LLP, where he held various positions of increasing responsibilities within the firm’s audit and mergers and acquisitions practices.

Herbert M. Gardner (68 years old) has been a director since May 1984. Mr. Gardner has been Executive Vice President and Treasurer of Barrett Gardner Associates, Inc., an investment banking firm, since October 2002 and prior thereto, for twenty-eight years was Senior Vice President for Janney Montgomery Scott LLC and its predecessors. Mr. Gardner is Chairman of the Board of Supreme Industries Inc., a manufacturer of specialized truck bodies and buses. Mr. Gardner also serves as a director of Rumson-Fair Haven Bank & Trust, a community commercial bank and trust company; TGC Industries, Inc., a seismic services company; Co-Active Marketing Group, Inc., a marketing and sales promotion company; and Chase Packaging Corporation, a development stage company.

Dominic A. Polimeni (62 years old) has been a director since September 1997. He has more than 30 years’ experience in the distribution and Inventory Logistics Management (“ILM”) businesses and has been responsible for evaluating and negotiating over 50 acquisitions of distribution and ILM businesses. Since 1990, Mr. Polimeni has been President of Gulfstream Financial Group, Inc., a privately held financial consulting and investment-banking firm. From September 2003 through November 2004, he was a director, President and Chief Executive Officer of Distribution Dynamics, Inc., a privately held ILM company based in Eden Prairie, MN. Distribution Dynamics sold its business and assets through a Chapter 11 Section 363 sale under the U.S. Bankruptcy Code in 2004. From March 1995 through May 2002, Mr. Polimeni was Chairman and Chief Executive Officer of Questron Technology, Inc., a publicly held ILM company based in Boca Raton, Florida. Questron sold its business and assets through a Section 363 sale in 2002. Previously, he held the position of Chief Financial Officer of Arrow Electronics, Inc., as well as other positions, including general management positions, with Arrow. Mr. Polimeni began his career as a certified public accountant in the New York office of Arthur Young & Company, now Ernst & Young LLP.

Richard S. Schuster (59 years old) is a director and has been our President and Secretary since June 2004 and a director since October 1982. Mr. Schuster was Vice President and Secretary from October 1982 until June 2004. For the seven years prior to joining us, Mr. Schuster served as manager of Capar Components Corp., an importer and distributor of passive components, and a wholly owned subsidiary of Diplomat Electronics Corp. For the six-year period prior to 1975, Mr. Schuster was employed by International Components Corp. and was responsible for production, engineering and sales of imported semiconductor and passive components.

David Siegel (82 years old) has been a director since June 2000. For more than the past five years Mr. Siegel has been a Vice President and director of Great American Electronics, a distribution company, which he founded. Mr. Siegel is also a director of Micronetics Inc., a company that designs, develops, manufactures and markets wireless components and test equipment and Surge Components Inc., a supplier of electronic products and components. Mr. Siegel previously served on our Board of Directors from September 1991 to October 1996.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Messrs. Gardner, Polimeni, Novick and Siegel are independent in accordance with Nasdaq rules. To determine independence, the Board of Directors applied the categorical standards of independence included in NASD Rule 4200(a)(15), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with Nu Horizons. All of the standing committees of the Board are composed of independent directors. These committee are: the Audit Committee, the Compensation Committee, the Nominating Committee and the Special Committee.

Board of Directors and Committee Meetings

There were 17 meetings of the Board of Directors during the fiscal year ended February 29, 2008. All directors attended all of the meetings of the Board of Directors during fiscal 2008, except for Messrs. Gardner, Siegel and Novick, each of whom attended 16 meetings of the Board of Directors. All directors attended the meetings of the committees on which they served during fiscal 2008 except for Messrs. Gardner and Siegel who attended all but one of the meetings of the Audit Committee.

During the fiscal year ended February 29, 2008, there were five meetings of the Compensation Committee. Each of the members of the Compensation Committee attended all of the meetings. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans, as well as director compensation. See “Compensation Committee Report on Executive Compensation.” A copy of our Compensation Committee charter is available on our website at www.nuhorizons.com, which charter is reviewed annually by the Compensation Committee.

For the fiscal year ended February 29, 2008, there were 29 meetings of the Audit Committee. Each of the directors who was a member of the Audit Committee attended all of the Audit Committee meetings except for Messrs. Gardner and Siegel who attended 28 of such meetings. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. Our Audit Committee is also involved in the review of the adequacy and effectiveness of our internal controls and of our disclosure controls and procedures. In addition, our Audit Committee is overseeing the internal investigation related to the ongoing SEC inquiry in the matter entitled “In the Matter of Vitesse Semiconductor Corp.” See “Audit Committee Report.” A copy of our Audit Committee charter is attached as an exhibit to this proxy statement and is also available on our website at www.nuhorizons.com.

For the fiscal year ended February 29, 2008, there was one meeting of the Nominating Committee. Our Nominating Committee is responsible for reviewing suggestions of candidates for director made by directors, stockholders, management and others and for making recommendations to the Board regarding the composition of the Board and nomination of individual candidates for election to the Board. In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nu Horizons; however, there are no stated minimum qualifications for director nominees. The Nominating Committee will consider nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth below under “Stockholder Nominees for Director.” A copy of our Nominating Committee charter is available on our website at www.nuhorizons.com.

For the fiscal year ended February 29, 2008, there was one meeting of the Special Committee. The Special Committee is responsible for special projects assumed at the direction of the Board of Directors, including evaluation of strategic opportunities, which was formerly the responsibility of the Acquisition Committee.

Due to the fact that all of our outside directors are members of each of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee, each meeting of those committees was a meeting of all of our outside directors. In addition, during the fiscal year ended February 29, 2008, there were two meetings of the outside directors other than in their capacity as members of a specific committee.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy which provides that directors are required to attend our Annual Meetings of Stockholders. All of our directors attended last year’s Annual Meeting.

Guidelines for Business Conduct

Our Board of Directors has adopted a Code of Business Conduct applicable to Nu Horizons’ officers and employees, and has also adopted a Code of Ethics for its senior financial officers. These codes of ethics are posted on the Company’s website at www.nuhorizons.com in the Investor Relations section. Any amendment of the codes of ethics or waiver thereof applicable to any director or executive officer of Nu Horizons, including the Chief Executive Officer or any senior financial officer, will be disclosed on Nu Horizons’ website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Stockholder Nominees for Director

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•	in the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received a reasonable time before we begin to print and mail our proxy materials; and
•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received a reasonable time before we begin to print and mail our proxy materials.

The stockholder’s notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nu Horizons which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the number of shares of common stock of the corporation which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of Nu Horizons entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Policy for Shareholder Communications

Mail can be addressed to directors in care of the Office of the Secretary, Nu Horizons Electronics Corp., 70 Maxess Road, Melville, NY 11747. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Certain Relationships and Related Person Transactions

Effective May 2007, the Board adopted Related Persons Transaction Policies and Procedures, or the Related Persons Policy, which makes all transactions with related persons subject to approval or ratification by our Audit Committee. The Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving (i) the Company or a subsidiary, (ii) amounts in excess of $120,000 and (iii) a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company’s stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. In the event that prior approval is not feasible, the Related Persons Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. In the event that the Audit Committee does not ratify the transaction or relationship, it will be terminated.

To identify related party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, requires each of them to identify any transactions with us in which the officer or director or their family members have an interest. In fiscal 2008 there were no new transactions with Related Persons which required the review of our Audit Committee. The transactions described below are pursuant to arrangements that were established prior to the adoption of the Related Persons Policy and were ratified by the Audit Committee, although the transaction with Ms. Bart is below the dollar threshold established by the Related Persons Policy:

•	For the fiscal year ended February 29, 2008, we received an aggregate $288,000 in respect of various electronic components sold to Brevan Electronics, a corporation in which Stuart Schuster, Mr. Schuster’s brother, is an officer and owns a greater than ten percent equity interest.
•	During the fiscal year ended February 29, 2008, we employed Beth Bart, a daughter of Mr. Nadata, as an Inside Sales representative. Ms. Bart received a total of $86,000 in compensation for the fiscal year.

PROPOSAL 2 —

APPROVAL OF AN AMENDMENT TO THE NU HORIZONS ELECTRONICS CORP.
2002 KEY EMPLOYEE STOCK INCENTIVE PLAN

Introduction

At the meeting, you will be asked to approve an amendment to the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan (the “2002 Key Employee Plan”) which will increase the number of shares available under the 2002 Key Employee Plan.

We are requesting a 750,000 share increase in the number of shares available for grant under the 2002 Key Employee Plan in order to enable us to grant stock incentives to our executive officers and other key employees. There are currently 124,430 shares available for grant under the 2002 Key Employee Plan, all of which are to be granted to employees that are not executive officers. As of June 16, 2008, excluding the shares available for grant to non-executive officers under the 2002 Key Employee Plan and the shares available under the 2002 Outside Directors’ Stock Option Plan to be granted to non-employee directors, we only have 9,500 shares available for grant under all of our existing stock option plans. Our Board of Directors has approved an increase of 750,000 shares in the number of shares subject to the 2002 Key Employee Plan - to a total of 2,000,000 shares, subject to stockholder approval.

The 2002 Key Employee Plan, as proposed to be amended, is set forth as Exhibit “A” to this proxy statement. The principal features of the 2002 Key Employee Plan, as amended, are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Key Employee Plan.

Stock Subject to the Plan

After giving effect to the proposed increase in the number of shares available under the 2002 Key Employee Plan, we may issue up to 2,000,000 shares of common stock under the 2002 Key Employee Plan; 1,125,570 shares have been issued or are currently reserved for issuance upon the exercise of outstanding stock options. If an option under the 2002 Key Employee Plan expires or terminates without being exercised in full or if shares of restricted stock awarded under the plan are forfeited or otherwise terminate without delivery of stock to the participant, such shares will again be available for future issuance under the plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

The 2002 Key Employee Plan is and will continue to be administered by our Compensation Committee, which is comprised of no fewer than two “non-employee directors,” as defined in the Securities Exchange Act of 1934.

Subject to the terms of the 2002 Key Employee Plan, the Board or the committee may determine and designate the individuals who are to be granted stock options or restricted stock awards under the 2002 Key Employee Plan, the number of shares to be subject to options and restricted stock awards and the nature and terms of the options and restricted stock awards to be granted. We expect to award the additional shares authorized pursuant to this proposal pursuant to the restricted stock provisions of the plan. The Board or the committee also has authority to interpret the 2002 Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the 2002 Key Employee Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2002 Key Employee Plan, the committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Our officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan.

Terms of Awards

Stock Options

The options granted under the 2002 Key Employee Plan are non-qualified stock options. We do not intend to grant additional options under the 2002 Key Employee Plan, but expect to award the additional shares authorized pursuant to this proposal pursuant to the restricted stock provisions of the plan. In the event that we do grant additional options in the future, the exercise price for the options will be the fair market value of our common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. Stock options granted under the 2002 Key Employee Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Key Employee Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. Unless otherwise provided by the committee at the time of grant, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee’s family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee’s family.

Upon termination of all employment by total disability, the optionee may exercise such options at any time within three years after his or her termination, but only to the extent such option is exercisable on the date of such termination.

In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment with us, any parent corporation or any subsidiary or affiliate (other than for total disability) or (3) within three years after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of two years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Stock Grants

Shares of restricted stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the 2002 Key Employee Plan. The committee may determine the duration of the restriction period, during which a participant is restricted from selling, transferring, pledging or assigning the shares of stock that are the subject of the award. The restriction period will generally lapse over a period of five to seven years, during which period the continued service of the participant in good standing is required. The committee is required to condition any lapse of a restriction period or early vesting of the right to receive restricted stock upon the attainment of specified performance goals as determined by the committee at the time of grant, including performance goals such as cumulative earnings per share or average return on equity. The committee may also condition the vesting of restricted stock on such other factors as the committee may determine in its sole discretion. Within these limits, the committee may also provide for the lapse of the restriction period in installments.

Participants who receive restricted stock awards will have all of the rights of a stockholder, including the right to vote the shares of restricted stock that are the subject of the award and the right to receive any regular cash dividends paid out of current earnings. The committee may permit or require the payment of cash dividends to be deferred and reinvested in additional restricted stock to the extent shares are available under the 2002 Key Employee Plan. Stock dividends, splits and distributions issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. Any other dividends or property distributed with regard to restricted stock, other than regular dividends payable and paid out of current earnings, will be subject to the same restrictions as the restricted stock.

Change in Control

In the event of a “change in control,”

•	all options outstanding on the date of the change in control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares; and
•	the restrictions applicable to any restricted stock, to the extent not already vested under the plan, shall lapse and such shares shall be deemed fully vested.

For the purposes of the 2002 Key Employee Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or
•	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Key Employee Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or
•	if during any period of two consecutive years during the term of the 2002 Key Employee Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

Grants Under the Plan

No grants of the additional shares to be added pursuant to the proposed amendment have been made under the 2002 Key Employee Plan. Grants under the 2002 Key Employee Plan are granted to the persons and in the amounts determined by the Compensation Committee, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the 2002 Key Employee Plan after the Annual Meeting. Accordingly, amounts to be awarded under the 2002 Key Employee Plan to our principal executive officer, principal financial officer and the other most highly compensated executive officers are not yet determinable.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2002 Key Employee Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this proxy statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants are urged to consult with their own qualified tax advisors. The 2002 Key Employee Plan is not qualified under Section 401(a) of the Internal Revenue Code. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation.

Stock Options

The options to be granted under the 2002 Key Employee Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option.

Exercise with Cash

On exercise, the excess of the fair market value of the stock at the time of exercise over the option price to purchase such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us (subject to the requirement of reasonableness, the provisions of Section 162(m) and Section 280G of the Internal Revenue Code, and the satisfaction of a tax reporting obligation). The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock

The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares will be determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Stock Grants

A participant who receives a stock grant under the 2002 Key Employee Plan generally will be taxed at ordinary income rates on the fair market value of shares in the year they vest, if subject to vesting or other restrictions, or, otherwise, in the year received.

However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Internal Revenue Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income (subject to the requirement of reasonableness, the provisions of Section 162(m) and Section 280G of the Internal Revenue Code, and the satisfaction of a tax reporting obligation).

If no Section 83(b) election is made, dividends paid in cash on shares still subject to restrictions are compensation income to the participant in the year of payment and compensation expense to us. If a Section 83(b) election is timely made by a participant, dividends paid on restricted shares will be dividend income to the participant in the year of payment but will not be deductible by us. Any dividends paid in the form of additional restricted stock are treated as an award of additional restricted stock, subject to the tax treatment described above.

Section 162(m) Provisions

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of certain compensation paid to certain executive officers of publicly traded companies. Compensation (including with respect to stock options or stock grants) paid to these officers in excess of $1,000,000 in any year cannot be claimed as a tax deduction by such companies, unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Internal Revenue Code. We do not anticipate that Section 162(m) will have a material impact on our ability to deduct compensation due to awards made under the 2002 Key Employee Plan.

Sections 280G and 4999

Section 280G of the Internal Revenue Code limits our income tax deductions for compensation in the event that we undergo a change in control. Accordingly, all or some of the amount that would otherwise be deductible by us may not be deductible with respect to those options and restricted shares that become immediately exercisable or vested in the event of a change in control. In addition, if Section 280G limits our deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Section 280G.

Conclusion

We believe that our long-term success depends upon our ability to attract and retain qualified officers, employees and consultants and to motivate their best efforts on our behalf. Our officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan.

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the amendment to the 2002 Key Employee Plan.

The Board of Directors recommends a vote FOR the proposal to amend the 2002 Key Employee Plan.

PROPOSAL 3 —

APPROVAL OF AN AMENDMENT TO THE NU HORIZONS ELECTRONICS CORP.
2002 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

Introduction

At the meeting, you will be asked to approve an amendment to the Nu Horizons Electronics Corp. 2002 Outside Directors’ Stock Option Plan (the “2002 Director Plan”) which will increase the number of shares available under the 2002 Director Plan.

We are requesting a 180,000 share increase in the number of shares available for grant under the 2002 Director Plan in order to enable us to continue to grant stock incentives to our non-employee directors in accordance with the automatic grant provisions of the 2002 Director Plan. Under the 2002 Director Plan, each non-employee Board member receives an automatic option grant for 15,000 shares of common stock on the date of each annual meeting during the term of the 2002 Director Plan during which he or she is serving as director provided (1) he or she has served on the Board for at least three full months prior to the date of grant and (2) he or she is continuing to serve as an outside director following such annual meeting. There are currently 60,000 shares available for grant under the 2002 Director Plan, all of which will be granted on the date of the 2008 Annual Meeting. Our Board of Directors has approved, subject to stockholder approval, an increase of 180,000 shares in the number of shares subject to the plan — to a total of 600,000 shares.

The 2002 Director Plan, as proposed to be amended, is set forth as Exhibit “B” to this proxy statement. The principal features of the 2002 Director Plan, as amended, are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Director Plan.

Stock Subject to the Plan

After giving effect to the proposed increase in the number of shares available under the 2002 Director Plan, we may issue up to 600,000 shares of common stock upon the exercise of all stock options under the 2002 Director Plan. The stock to be offered under the 2002 Director Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options, are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

Administration of grants of options under the 2002 Director Plan are self-executing under the terms of the plan and no committee exercises discretion. Shareholder approval of the proposed amendment to the 2002 Director Plan will also constitute pre-approval of each option granted under the 2002 Director Plan on or after the date of the approval of the plan amendment and the subsequent exercise of that option pursuant to the terms of the plan and the applicable stock option agreement. All other provisions of the 2002 Director Plan are to be administered by our Board of Directors.

The Board has authority to interpret the 2002 Director Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2002 Director Plan. The Board does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Only non-employee Board members are eligible to participate in the 2002 Director Plan.

Exercise Price, Term, Vesting Schedule

The options to be granted under the 2002 Director Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2002 Director Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Director Plan become exercisable only in installments as follows:

•	up to thirty-three and one-third percent (33 1/3%) on the date of grant;
•	up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and
•	up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashier’s check or, at our option, in shares of common stock valued at their fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of all employment by total disability or death, the optionee, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such options at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Change in Control

In the event of a “change in control,” at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the 2002 Director Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or
•	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Director Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or
•	if during any period of two consecutive years during the term of the 2002 Director Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

Grants Under the Plan

The following table sets forth the number of options that will be granted to all of the non-employee Directors pursuant to the 2002 Director Plan upon stockholder approval of the proposed amendment:

Name and Position	Dollar Value($)(1)		Number of Shares Underlying Options
Non-employee Director Group (4 persons)	$936,000	(2)	180,000	(2)

(1)	Based on the closing price of the common stock on June 16, 2008 of $5.24.

(2)	Assumes an annual grant of 15,000 shares of common stock underlying options to each of the four eligible non-employee directors on the date of each annual meeting for a period of three years, in accordance with the automatic grant provisions of the 2002 Director Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2002 Director Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this proxy statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants are urged to consult with their own qualified tax advisors. The 2002 Director Plan is not qualified under Section 401(a) of the Internal Revenue Code. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation.

Stock Options

The options to be granted under the 2002 Director Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option.

Exercise with Cash

On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.

Exercise with Common Stock

The Participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Conclusion

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the amendment to the 2002 Director Plan.

Our Board of Directors recommends a vote FOR the proposal to amend the 2002 Director Plan.

PROPOSAL 4 —

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS AUDITORS FOR FISCAL 2009

Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed Ernst & Young LLP to act as auditors for our fiscal year ending February 28, 2009.

Previous independent registered public accounting firm

On January 4, 2008 (the “Accountant Change Date”), we advised Lazar Levine & Felix LLP that it was dismissed as Nu Horizons’ independent registered public accounting firm. The reports of Lazar Levine on our financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The restated report of Lazar Levine on internal control over financial reporting as of February 28, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness in the operating effectiveness of the Company’s internal controls over financial reporting relative to its accounting for income taxes. Management's report on internal control over financial reporting and related changes to internal control over financial reporting are included in Item 9A of Nu Horizons’ Form 10-K/A for its fiscal year ended February 28, 2007.

The decision to dismiss Lazar Levine as Nu Horizons’ independent registered public accounting firm was approved by the Audit Committee of the Board of Directors on the Accountant Change Date. During the most recent two fiscal years and through the Accountant Change Date, there were no disagreements with Lazar Levine on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Lazar Levine, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

New independent registered public accounting firm

On the Accountant Change Date, the Audit Committee approved the engagement of Ernst & Young LLP as its independent registered public accounting firm for the Company’s fiscal year ended February 29, 2008. The decision to engage Ernst & Young LLP as the Registrant’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors.

During the two most recent fiscal years and through the Accountant Change Date, we had not consulted with Ernst & Young LLP regarding either:

(1)	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or
(2)	any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Although the Audit Committee has sole authority to appoint auditors, it would like to know the opinion of the stockholders regarding its appointment of Ernst & Young LLP as auditors for fiscal 2009. For this reason, stockholders are being asked to ratify this appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP as auditors for 2009, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP. Even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee in its discretion may select a different independent registered public accounting firm to serve as auditors at any time during the year if it determines that such a change would be in the best interests of Nu Horizons and its stockholders.

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for ratification of the appointment of Ernst & Young LLP, as auditors for 2009.

The Board of Directors recommends a vote FOR ratification of the appointment of
Ernst & Young LLP as auditors for 2009.

Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended February 29, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT AND RELATED FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Ernst & Young LLP during fiscal 2008 and by Lazar, Levine & Felix, our prior principal accounting firm, during fiscal 2008 and 2007:

	Ernst & Young, LLP	Lazar, Levine & Felix
	2008	2008	2007
Audit fees(1)	$620,000	$461,471	$235,000
Audit-related fees(2)	—	35,000	75,000
Tax fees(3)	—	46,474	42,000
All Other(4)	—	42,421	67,520
	$620,000	$585,366	419,520

(1)	Audit fees represent fees billed and expected to be billed for professional services rendered by Ernst & Young LLP in connection with audit of the fiscal year 2008 and by Lazar, Levine & Felix in 2008 for the audit of our restated fiscal 2007 financial statements, including: (a) audit of the fiscal year 2007 and reviews of the interim period fiscal 2008 and 2007 Nu Horizons Electronics Corp. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the audited and reviewed financial statements; and (c) attestation services with respect to securities offerings and SEC filings.
(2)	Audit-related fees represent fees billed for professional services rendered in connection with the audit of Nu Horizons Electronics Corp. internal controls.
(3)	Tax fees represent fees billed for professional services rendered in connection with: (a) tax compliance and (b) consultations related to tax audits.
(4)	Accounting consultation on the implementation of Section 404 of the Sarbanes-Oxley Act for 2007 and the audit of the Company’s employee benefit plans for 2007 and 2006.

Audit Committee Pre-Approval

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent auditors, and the compensation, fees and terms for such services. The Audit Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent auditors and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Audit Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent auditors. Any proposed non-audit services exceeding any pre-approved fee levels require further pre-approval by the Audit Committee or its Chairman. The chief financial officer reports regularly to the Audit Committee on the services performed and fees incurred by the independent auditors for audit and permitted non-audit services during the prior quarter.

AUDIT COMMITTEE REPORT

As required by the Audit Committee’s written charter which sets forth its responsibilities and duties, a copy of which is attached as Exhibit “C” to this proxy statement, the Audit Committee reviewed and discussed the audited financial statements with Nu Horizons’ management and discussed with Ernst & Young LLP, Nu Horizons independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP that firm’s independence. Based upon the review and discussions with management and the discussion with the independent accountants referred to above, the Audit Committee recommended to the Board of Directors of Nu Horizons that the audited consolidated financial statements for Nu Horizons be included in Nu Horizons Annual Report on Form 10-K for the fiscal year ended February 29, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Ernst & Young LLP during the last fiscal year for audit and non-audit services, which are set forth above under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

The Audit Committee:

Dominic A. Polimeni, Chairman
Herbert M. Gardner
Martin Novick
David Siegel

Independence of Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. In fiscal 2008, our Audit Committee consisted of Dominic A. Polimeni (Chairman), Herbert M. Gardner, David Siegel and Martin Novick. Each of the persons who serve on the Committee was independent during fiscal 2008, as defined by Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Dominic A. Polimeni qualifies as an “audit committee financial expert” under SEC rules.

MANAGEMENT

Our Officers

Our executive officers are:

Name	Position Held with the Company
Arthur Nadata	Chairman of the Board and Chief Executive Officer
Richard S. Schuster	President, Chief Operating Officer and Secretary
Kurt Freudenberg	Chief Financial Officer, Executive Vice President-Finance and Treasurer
C. David Bowers	Executive Vice President — Distribution

All officers serve at the discretion of the Board.

C. David Bowers is Executive Vice President of Nu Horizons Electronics and President of Nu Horizons Distribution Division. A 25-year industry veteran, Mr. Bowers joined Nu Horizons in 1998 as Vice President of Marketing, and was later promoted to Executive Vice President of Sales and Marketing. Mr. Bowers studied marketing at Indiana University/Purdue University. Mr. Bowers has also held management positions with Pioneer Standard Electronics, Inmos Semiconductor, Avnet Electronics, and National Semiconductor.

For the biographies of our other executive officers, please see “Proposal 1 — Election of Directors.”

SECURITY OWNERSHIP

The following table sets forth, as of June 16, 2008, certain information with regard to the record and beneficial ownership of our common stock by (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock, based solely on filings with the Commission; (ii) each director, (iii) Nu Horizons’ Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of Nu Horizons; and (iv) all executive officers and directors as a group.

Name	Amount and Nature of Benificial Ownership(1)		Percent
Kurt Freudenberg	43,286	(2)	*
Herbert M. Gardner	144,460	(3)(4)	*
Martin Novick	50,100	(3)	*
Dominic A. Polimeni	65,100	(3)	*
David Siegel	110,100	(3)	*
Arthur Nadata	1,217,908	(5)(6)	7.0%
Richard S. Schuster	1,105,603	(6)(7)	6.0%
C. David Bowers	56,579	(8)	*
Deutsche Bank Investment Management	1,505,211	(9)	8.2%
Wasatch Advisors Inc.	1,855,203	(10)	10.0%
Dimensional Fund Advisors	1,553,527	(11)	8.4%
Donald Smith & Co., Inc.	1,054,578	(12)	5.7%
All officers and directors as a group (8 persons)	2,793,136		15.1%

NOTES:

(*)	Less than 1% of our outstanding stock.
(1)	Except as otherwise indicated, all shares are owned directly.
(2)	Consists of shares of restricted stock granted under the 2002 Key Employee Stock Incentive Plan, the rights to which are not yet fully vested.
(3)	Includes options exercisable within 60 days for 110,100 shares of common stock for Mr. Gardner, 50,100 shares for Mr. Novick, 65,100 shares for Mr. Polimeni and 110,100 shares for Mr. Siegel under the 2000 Outside Directors’ Stock Option Plan and 2002 Outside Directors’ Stock Option Plan.

(4)	Includes 4,330 shares owned by Mr. Gardner’s spouse, as to which he disclaims beneficial ownership and 19,210 shares held by his IRAs.
(5)	Includes options exercisable within 60 days for 731,675 shares under the 1998 Stock Option Plan and 50,000 shares of restricted stock under the 2002 Key Employee Incentive Plan, the rights to which have not yet vested. Also includes 410,000 shares of common stock owned jointly with Mr. Nadata’s spouse, with whom he shares both investment and voting power as to these shares.
(6)	Includes 26,233 shares of fully vested common stock owned through the Employees Stock Ownership Plan, which include voting power. These officers are also Trustees of the Plan.
(7)	Includes options exercisable within 60 days for 647,298 shares of common stock under the 1998 Stock Option Plan and 50,000 shares of restricted stock under the 2002 Key Employee Incentive Plan, the rights to which have not yet vested. Also includes 382,099 shares of common stock owned in brokerage accounts.
(8)	Includes options to purchase 15,000 shares under the 2000 Stock Option Plan and 39,290 shares of restricted stock granted under the 2002 Key Employee Stock Incentive Plan, the rights to which have not yet vested. Also includes 2,289 shares of fully vested common stock owned through the Employees Stock Ownership Plan, which include voting power.
(9)	280 Park Avenue, New York, NY 10017.
(10)	150 Social Hall Avenue, Salt Lake City, UT 84111.
(11)	1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12)	152 West 57th Street, 22nd Floor, New York, NY 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

Based solely on our review of the copies of the forms and representations we have received, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2008, other than Mr. Freudenberg and Mr. Bowers, each of whom failed to timely report his payment of withholding taxes with shares of stock which were the subject of a grant of restricted stock at the time of vesting of a portion of such grant and Mr. Bowers, who also failed to timely report his sales of the remaining vested shares.

EXECUTIVE COMPENSATION

Executive Compensation Program Objectives and Overview

Nu Horizons’ current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic and operating objectives of Nu Horizons; and (3) align executives’ interests with the long-term interests of Nu Horizons’ stockholders. As described in more detail below, the material elements of our current executive compensation program for our principal executive officer, principal financial officer and the other most highly compensated executive officers (“Named Officers”) include a base salary, an annual bonus opportunity, perquisites, retirement benefits, severance protection for certain actual or constructive terminations of the Named Officers’ employment, and, for two of our Named Officers, other post-termination benefits payable upon retirement, death or disability.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation	Objectives Attempted to Be Achieved
Base Salary	• Attract and retain qualified executives
Bonus Compensation	• Motivate performance to achieve specific strategies and operating objectives
• Attract and retain qualified executives
Perquisites and Personal Benefits	• Attract and retain qualified executives
Equity-Based Compensation (stock options; restricted stock)	• Attract and retain qualified management personnel and other key employees
• Motivate performance to achieve specific strategies and operating objectives
• Align Named Officers’ long-term interests with stockholders’ long-term interests
Retirement Benefits (e.g., 401(k))	• Attract and retain qualified executives
Severance and Other Benefits Upon Termination of Employment	• Attract and retain qualified executives
• Motivate performance to achieve specific strategies and operating objectives

As indicated in the table above, base salaries, perquisites and personal benefits, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary will increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

The annual bonus payable to each of Arthur Nadata, our principal executive officer, and Richard S. Schuster, our president, is established by the terms of their respective employment agreements (the “Officer Employment Agreements”) and is intended to motivate their performance to increase net income. The annual bonus opportunity of Kurt Freudenberg, our principal financial officer, is primarily intended to motivate his performance to achieve various operating objectives, including accounting, budgeting, planning, treasury, financial reporting, internal controls, strategic growth, process improvements and earnings goals. The annual bonus opportunity of David Bowers is intended to motivate his performance to achieve sales objectives; however, based on prior performance, he receives a guaranteed minimum bonus of $50,000. We believe the bonuses paid to our Named Officers, under the Officer Employment Agreements and otherwise, also help us to attract and retain those executives. Each executive’s annual bonus is generally paid out on an annual short-term basis and is designed to reward performance for that period.

Our equity-based compensation is primarily intended to align our executives’ long-term interests with stockholders’ long-term interests, although we also believe it helps motivate performance and helps us attract and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and to create stockholder value, and therefore the value of these benefits is dependent on performance. Equity-based compensation is generally paid out or earned on a longer-term basis than cash compensation and is designed to reward performance, including over the term of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nu Horizons should continue to use long-term compensation such as stock options and restricted stock to align stockholder and executives’ interests. The Compensation Committee and Nu Horizons’ Chairman believe in having a significant component of compensation derived from results-based incentive compensation, and therefore we have set executive base salaries near the median of peer companies.

The Compensation Committee previously retained GK Partners, an outside executive compensation consulting firm (which provides no other services to the Company) to provide general compensation expertise, explore alternative incentive programs and analyze comparative compensation information for the Compensation Committee. In carrying out its responsibilities in 2007, the Committee sought the consulting firm’s advice regarding compensation levels within the industry. The consulting firm provided valuable information to the Committee by benchmarking the Committee’s executive compensation program against those of a peer group of comparable electronics distribution companies, which was suggested by the consulting firm and which included such companies as Avnet, Inc., Arrow Electronics, Inc., Bell Microproducts, Inc., DRS Technologies, Inc., Linear Technology Corp., Jaco Electronics, Inc. and MSC Industrial Direct. This benchmarking was performed for comparative purposes. The Committee then determined the amount of the components of our executive compensation program using, among other factors, the information provided to it by the consulting firm and taking into consideration that the base salary and, for certain Named Officers, the bonus, is established by contract.

Current Executive Compensation Program Elements

Base Salaries

Like most companies, Nu Horizons’ policy is to pay our executives’ base salaries in cash.

On September 13, 1996, we signed the Officer Employment Agreements, as amended, with two of our Named Officers for a continually renewing five-year term. The Officer Employment Agreements specify a base salary of $226,545 for each Named Officer in 1997, which shall be increased each year by the change in the consumer price index.

On January 3, 2008, we entered into an agreement with our principal financial officer, (the “Freudenberg Agreement”) which replaced a prior agreement (the “Initial Freudenberg Agreement”), which was entered into in order to induce Mr. Freudenberg to become our employee. The Freudenberg Agreement specifies a base salary of $265,000. The base salary paid pursuant to the Freudenberg Agreement was established by the Compensation Committee in consultation with an executive search firm, our Chief Executive Officer and the Company’s outside compensation consulting firm which provided a benchmark analysis of cash compensation for CFO positions.

The base salary paid to Mr. Bowers was established by management through negotiation with Mr. Bowers prior to the time that he became an executive officer. There has been no change to Mr. Bowers’ base compensation since the time of his appointment as an executive officer.

The base salary that was paid to each Named Officer in fiscal 2008 is the amount reported for such officer in Column (c) of the Summary Compensation Table.

Annual Bonuses

Nu Horizons’s policy is to pay any annual bonuses to the Named Officers in cash.

The annual bonus paid Messrs. Nadata and Schuster pursuant to the Officer Employment Agreements is established by the terms of such agreements and entitle each of them to an annual bonus equal to 3.33% (6.66% in the aggregate) of our consolidated earnings before income taxes. Mr. Freudenberg received a bonus of 34% of his annual salary and Mr. Bowers received a bonus of 14% of his annual salary.

According to the Company’s outside compensation consulting firm, the Company’s cash compensation is in line with average executive compensation among its peer companies.

Perquisites

In addition to base salaries and annual bonus opportunities, Nu Horizons provides the Named Officers with certain perquisites and personal benefits, including automobile-related expenses and medical benefits. We believe that certain perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each Named Officer’s base salary, we take the value of each Named Officer’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each Named Officer in 2008 are reported in Column (i) of the Summary Compensation Table below, and are further described in footnote (1) to the Summary Compensation Table.

Equity-Based Compensation

Nu Horizons’s policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to stockholders of Nu Horizons common stock. Accordingly, the Compensation Committee grants equity awards, currently under the 2002 Key Employee Incentive Plan (the only stock incentive plan with shares remaining for grant), designed to link an increase in stockholder value to compensation. Grants of stock incentives have consistently been a part of Nu Horizons’ executive compensation program. See “Stock Option and Benefit Plans” for a description of the terms of Nu Horizons’ current stock incentive plans. During 2008, the Compensation Committee made awards of an aggregate 218,000 shares of restricted stock to all employees, of which 55,000 shares were awarded to the Named Officers (consisting of 30,000 shares of restricted stock granted to Mr. Freudenberg and 25,000 shares of restricted stock granted to Mr. Bowers) and did not award any grants of stock options to the Named Officers. The Compensation Committee believes that the use of these awards encourages executives to continue to use their best professional skills and to remain in Nu Horizons’s employ. Options granted by Nu Horizons under the 2002 Key Employee Incentive Plan generally vest and become exercisable in installments of 50% after one year and the balance on the next anniversary date. The life of the options is generally ten years. Grants of restricted stock generally vest over a period of seven years, with accelerated vesting upon the achievement of certain performance milestones. In reviewing the form of stock compensation (i.e., stock options v. restricted stock) granted to any of the Named Officers, the Compensation Committee will consider a variety of important administrative and technical factors, including (but not limited to): (1) the overall availability of shares under the stock compensation plan; (2) the dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plan and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact of any past or future grants; and (6) the applicable tax implications of any such grant to both the employee and the Company. When considering equity grants, the Compensation Committee considers each Named Officer’s responsibilities, his performance during the prior year, his expected future contribution to Nu Horizons’s performance and competitive data on grant values at comparable companies.

Retirement Benefits and Deferred Compensation Opportunities

On December 1, 2004, our Board of Directors approved the adoption of the Nu Horizons Executive Retirement Plan (the “Retirement Plan”). The Board of Directors adopted the Retirement Plan to enable

Nu Horizons to provide an unfunded retirement benefit to certain executive employees of Nu Horizons and its subsidiaries upon such executive’s retirement (as defined in the Retirement Plan). At the time the Board of Directors approved the Retirement Plan, they determined that the participation of each of Messrs. Nadata and Schuster, each a Founder (as defined in the Retirement Plan), would be contingent upon the execution and delivery by each of them of an amendment to their respective employment agreements, which amendment would provide that a termination of employment other than for death, disability or cause would be a “Retirement” under the Retirement Plan. As a result, the “Effective Date” of the Retirement Plan is March 28, 2005, the date of such execution and delivery. Pursuant to the Retirement Plan, upon his Retirement, each of Messrs. Nadata and Schuster will be entitled to receive for five calendar years an annual cash benefit in an amount determined by the number of years of service he has provided to the Company, ranging from a minimum of $310,000 for 20 years of service to a maximum of approximately $393,000 for 25 or more years of service.

Deferred compensation is a tax-advantaged means of providing the Named Officers with additional compensation that supplements their base salaries and bonus opportunities.

Severance and Other Benefits Upon Termination of Employment

Nu Horizons’s policy is to provide Named Officers with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nu Horizons selected such events because they are standard termination triggers in employment contracts. Nu Horizons determined that its failure to provide such standard termination provisions would adversely affect its ability to achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a Change in Control.

Stock Ownership Guidelines

The Company does not have formal guidelines for the amount of officer and director stock ownership.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility by Nu Horizons of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Base compensation paid to executive officers for fiscal 2008 was within the $1 million Section 162(m) threshold and should therefore be deductible by Nu Horizons. Stock options and restricted stock granted under Nu Horizons’ existing plans, as well as the formulaic portion of the cash bonus paid to Messrs. Nadata and Schuster, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, Nu Horizons should be allowed to deduct compensation related to options granted under each of these plans and the formula portion of the cash bonuses.

Compensation Committee Report

Nu Horizons’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report each of whom is independent as defined by the NASD Rule 4200(a)(15). The Compensation Committee has reviewed and discussed with management the disclosures contained in this Compensation Discussion and Analysis. Based upon this review and our discussions, the Nu Horizons Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Annual Proxy Statement and the Nu Horizons Annual Report on Form 10-K.

Compensation Committee of
the Board of Directors

Herbert M. Gardner, Chairman
Dominic A. Polimeni
Martin Novick
David Siegel

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear above were committee members during all of fiscal 2008. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended February 29, 2008.

Compensation of Named Officers

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

As set forth on the following tables, compensation for Mr. Freudenberg reflects his employment with the Company beginning during fiscal 2007 on June 5, 2006, as a Vice President and continuing, effective July 15, 2006, as Chief Financial Officer and for Mr. Bowers, commencing on his appointment as an executive officer during fiscal 2008 on July 3, 2007. Named Officers who also serve as directors do not receive any additional compensation for their service as directors.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our Named Officers.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Arthur Nadata, Chairman and CEO	2008	343,185	119,780	124,600	430,223	51,352	1,069,140
	2007	280,000	539,000	57,000	300,000	58,000	1,234,000
	2006	280,000	259,000	—	300,000	27,000	866,000
Kurt Freudenberg, Executive VP Finance and CFO	2008	259,230	87,500	42,313	—	20,400	409,443
	2007	187,000	66,000	13,000	—	14,000	280,000
Richard S. Schuster, President	2008	367,149	119,780	124,600	54,187	25,140	690,856
	2007	292,000	539,000	57,000	300,000	40,000	1,228,000
	2006	280,000	259,000	—	300,000	24,000	863,000
C. David Bowers Executive VP – Distribution	2008	359,600	50,000	72,554	—	47,889	530,043
	2007	329,415	128,752	127,085	—	8,000	593,252
	2006	289,984	50,000	30,441	—	12,400	382,825

(1)	The amounts disclosed in this column include our contributions on behalf of the named executive officer to the 401(k) retirement plan in amounts equal to a maximum of 1% of the executive officer’s annual salary and, for Messrs. Nadata and Schuster, contributions to life insurance policies where Nu Horizons is not the beneficiary, and the cost to us of the non-business use of company automobiles used by executive officers.

2008 Grants of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards $
		Threshold (#)		Target (#)		Maximum (#)
Arthur Nadata, Chairman and CEO	—	—		—		—		—
Kurt Freudenberg, Executive VP – Finance and CFO	5/1/07	15,000	(1)	15,000	(1)	15,000	(1)	$173,400
	11/28/07	15,000	(1)	15,000	(1)	15,000	(1)	$97,350
Richard S. Schuster, President	—	—		—		—		—
C. David Bowers, Executive VP – Distribution	5/1/07	25,000	(1)	25,000	(1)	25,000	(1)	$289,000

(1)	Restricted Shares granted to Messrs. Freudenberg and Bowers shall vest ratably over a period of seven years, except that the rights to such shares shall accelerate, as follows: (i) at such time as the Company has cumulative diluted earnings per share of $1.80, the rights to two-thirds of the restricted shares shall vest, and (ii) after two years, at such time as the Company has cumulative diluted earnings per share of $3.05, the rights to the remaining one-third of the restricted shares shall vest.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur Nadata, Chairman and CEO	9,334	0	0	$3.89	5/29/08	50,000	$297,000
	184,175	0	0	$3.81	5/26/09
	157,500	0	0	$4.13	6/29/09
	150,000	0	0	$8.00	5/24/12
	150,000	0	0	$6.17	9/24/12
	90,000	0	0	$6.17	9/24/12
Kurt Freudenberg, Executive VP – Finance and CFO	—	—	—	—	—	12,858	$76,376
						15,000	$89,100
						15,000	$89,100
Richard S. Schuster, President	81,460	0	0	$3.89	5/29/08	50,000	$297,000
	144,798	0	0	$3.81	5/26/09
	157,500	0	0	$4.13	6/29/09
	135,000	0	0	$8.99	5/24/12
	150,000	0	0	$6.17	9/24/12
	60,000	0	0	$6.17	9/24/12
C. David Bowers, Executive VP – Distribution	10,000			$9.88	12/7/10	21,430	$127,294
	5,000			$7.97	10/31/15	25,000	$135,000

(1)	Restricted Shares granted to Named Officers shall vest, in the case of Messrs. Nadata and Schuster, at the end of a five-year period and in the case of Messrs. Freudenberg and Bowers, ratably over a seven-year period, except that the rights to such shares shall accelerate, as follows: (i) at such time as the Company has cumulative diluted earnings per share of $1.80, the rights to two-thirds of the restricted shares shall vest, and (ii) after two years, at such time as the Company has cumulative diluted earnings per share of $3.05, the rights to the remaining one-third of the restricted shares shall vest.

Option Exercises and Stock Vested for Fiscal 2008

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur Nadata, Chairman and CEO	—	—	—	—
Kurt Freudenberg, Executive VP – Finance and CFO	—	—	2,142	26,732
Richard S. Schuster, President	—	—	—	—
C. David Bowers, Executive VP – Distribution	—	—	3,570	34,593

Pension Benefits for Fiscal 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Arthur Nadata, Chairman and CEO	Executive Retirement Plan	25	1,030,223	0
Kurt Freudenberg, Executive VP – Finance and CFO	—	—	—	—
Richard S. Schuster, President	Executive Retirement Plan	25	654,187	0
C. David Bowers, Executive VP – Distribution	—	—	—	—

Pursuant to the terms of the Retirement Plan, we will provide an unfunded retirement benefit to each of Messrs. Nadata and Schuster upon his retirement. Upon his retirement, each executive will be entitled to receive for five calendar years an annual cash benefit in an amount determined by the number of years of service he has provided to the company, ranging from a minimum of $310,000 for 20 years of service to a maximum of approximately $393,000 for 25 or more years of service. Neither Mr. Freudenberg nor Mr. Bowers is a participant in the Retirement Plan.

2008 Non-Qualified Deferred Compensation

The Company made no contributions pursuant to any non-qualified deferred compensation plan during fiscal 2008.

Potential Payments upon Termination or Change in Control

Severance Provisions of Employment Agreements

The Officer Employment Agreements with Messrs. Nadata and Schuster provide that on the termination of his agreement, the Named Officer is entitled to certain payments, as follows:

•	Due to death or Disability (as defined in the employment agreement), salary and benefits for a five (5) year period based on the salary and benefits paid for the last completed fiscal year.
•	For Cause (as defined in the employment agreement), solely base salary through the date of termination.

•	Termination other than for death, disability or cause, shall be deemed to be a “Retirement” under the Retirement Plan. See “Retirement Benefits and Deferred Compensation Opportunities” and “Pension Benefits For Fiscal 2008” above.
•	Termination within six months following a Change in Control (as defined in the employment agreement), a lump sum equal to three times the average total compensation paid to the applicable employee with respect to the five fiscal years prior to the Change of Control, minus $100.

The Freudenberg Agreement provides that if Mr. Freudenberg terminates his employment for “Good Reason” or Nu Horizons terminates his employment, in either case, within one year following a Change in Control (as defined in the agreement), he is entitled to receive a lump sum equal to the amount of his base salary in effect at the time of such event, plus a pro-rata portion of his annual bonus, based on the bonus paid to Executive for the immediately preceding fiscal year.

Estimation of Benefits

Set forth below is an estimation of the benefits payable to each of the Named Officers assuming that such officer’s employment were terminated within six months of a Change in Control of the Company and that the event triggering such payment occurred on February 29, 2008.

Name	Estimated Total Value of Cash Payments
Arthur Nadata	$1,514,000
Richard Schuster	$1,536,000
Kurt Freudenberg	$265,000
C. David Bowers	$0

Stock Option and Benefit Plans

We currently have seven stock incentive plans — the Outside Directors Stock Option Plan, the 1998 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Key Employee Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan, the 2002 Key Employee Stock Incentive Plan and the 2002 Outside Directors’ Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors. Options granted under our plans vest as determined at the time of grant by the Board of Directors or the Compensation Committee, other than the Outside Directors Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan under which options vest over a period of two years. The term of each option is generally ten years and is determined at the time of grant by the Board of Directors or the Compensation Committee. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant, except that under the 1994 Stock Option Plan the exercise price could be no less than 85% nor greater than 110% of the fair market value at the date of grant. In addition, we may issue shares of restricted stock under the 2002 Key Employee Stock Incentive Plan. Shares of restricted stock may be issued either alone, in addition to, or in tandem with, other awards granted under the 2002 Key Employee Plan and/or cash awards made outside of the 2002 Key Employee Plan. The Compensation Committee may determine the duration of the restriction period, during which a participant is restricted from selling, transferring, pledging or assigning the shares of stock that are the subject of the award. The restriction period will generally lapse over a period of five to seven years, during which period the continued service of the participant in good standing is required. The Compensation Committee is required to condition any lapse of a restriction period or early vesting of the right to receive restricted stock upon the attainment of specified performance goals as determined by them at the time of grant, including performance goals such as cumulative earnings per share or average return on equity. The Compensation Committee may also condition the vesting of restricted stock on such other factors as the committee may determine, in its sole discretion. Within these limits, the Compensation Committee may also provide for the lapse of the restriction period in installments.

All of our stock plans provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, the company and its subsidiaries or affiliates, except that our executive officers and directors are not eligible to participate in the 2000 Stock Option Plan and only non-employee directors (of which there are currently four) received or are eligible to receive grants under the Outside Directors Stock Option Plan, the 2000 Outside Directors’ Stock Option Plan and the 2002 Outside Directors’ Stock Option Plan. Except for the 1998 Stock Option Plan and the 2000 Stock Option Plan, all of our equity incentive plans were submitted to and approved by stockholders.

The following table sets forth information regarding our equity plans and other outstanding convertible securities as of February 29, 2008:

Name of Plan	Shares Outstanding at February 29, 2008	Shares Issuable for Exercisable Options at February 29, 2008	Average Exercise Prices of Outstanding Options	Shares Available for Grant at February 29, 2008
1998 Stock Option Plan	744,493	744,493	$3.97	14,068	(1)
2000 Stock Option Plan	124,500	124,500	$10.16	9,500
2000 Outside Directors’ Stock Option Plan	165,000	165,000	$10.16	—
2000 Key Employee Stock Option Plan	565,000	565,000	$8.24	—
2002 Outside Directors’ Stock Option Plan	210,000	150,600	$9.73	60,000
2002 Key Employee Stock Incentive Plan	795,809	342,500	$6.54	124,430

(1)	The 1998 Stock Option Plan expired on April 28, 2008. Accordingly, as of June 16, 2008, no shares are available for grant under that plan.

2008 Outside Director Compensation

Directors’ Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Herbert M. Gardner	72,700	140,500	—	—	—	213,200
Martin Novick	58,400	140,500	—	—	—	198,900
Dominic A. Polimeni	86,400	140,400	—	—	—	226,900
David Siegel	58,400	140,500	—	—	—	198,900

(1)	Options granted during fiscal 2008 pursuant to the automatic grant provisions (15,000 shares annually for each director) of the 2002 Outside Directors’ Stock Option Plan at a price of $8.30 per share, the market price on the date of grant.
(2)	The option expense was calculated according to Financial Accounting Standard No. 123(R) Share Based Payment, which includes grants in both fiscal years 2007 and 2008 that vested in fiscal year 2008.

Directors who are not our employees receive fees as follows:

•	the annual cash retainer payable for Board-level (as opposed to Committee-level) service is $30,000;
•	an annual cash retainer of $12,000 is payable to the chairman of the Audit Committee;
•	an annual cash retainer of $9,000 is payable to the chairman of the Compensation Committee;

•	the amount of the per meeting fee for in-person Board of Directors meetings is $1,600;
•	the amount of the per meeting fee for in-person Committee meetings is $1,200;
•	the amount of the per meeting fee payable for telephonic meetings of the Board of Directors or a Committee lasting one hour or less is 50% of the per meeting for a Board of Directors or Committee meeting, as applicable; and
•	in the event that the Company determines that it is advisable to establish a Special Committee, if and when such a Committee is needed, additional compensation is paid at the rate of $5,000 per month for the Special Committee Chairman, $2,500 per month for the Special Committee Vice-Chairman, and $2,000 per meeting for all members of the Special Committee. The additional compensation will be discontinued when any Special Committee project is suspended or concluded.

Employee Stock Ownership Plan

In January 1987, we adopted an Employee Stock Ownership Plan (“ESOP” or “Plan”) that covers substantially all of our employees. The ESOP is managed by two trustees, Messrs. Nadata and Schuster (the “Trustees”), who vote the securities held by the Plan (other than securities of the Company which have been allocated to employees’ accounts). Currently, all securities held by the Plan have been allocated to employees’ accounts.

The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by us to an employee’s account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee’s annual compensation, as defined under the Plan. No contributions are required of, nor shall any be accepted from, any employee.

All contributions to the Plan are invested in our securities (except for temporary investments), the Trustees having the right to purchase our securities on behalf of employees. The Trustees are considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights, with respect to our securities held in the Plan, except for voting rights, which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested. Vesting is based upon an employee’s years of service, with employees generally becoming fully vested after six years.

Benefits are payable to employees at retirement or upon death, disability or termination of employment, with payments commencing no later than sixty days following the last day of the Plan year in which such event occurred. Subject to the right of the employee to demand payment in the form of our Common Stock, all benefits are payable in cash or in Common Stock, at the discretion of the Trustees.

The Trustees are empowered to borrow funds for the purpose of purchasing our securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for reallocation as principal is repaid. At February 29, 2008, there were no borrowings relative to the plan. At February 29, 2008, the ESOP owned 404,467 shares at an average price of approximately $3.45 per share. In April 2008, the Board of Directors approved a resolution to proceed with filing an application to terminate this ESOP.

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All non-union employees over age 21 who have been employed by us for at least six months are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($15,500 in calendar 2007). Company contributions are discretionary. Effective with the plan year ended February 29, 2008, we have elected to make matching contributions at the rate of $ .25 per dollar contributed by each employee up to a maximum of 1% of an employee’s salary vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of any employee’s service with us, our matching contributions are fully vested. As of February 29, 2008 approximately 311 employees had elected to participate in the plan. For the fiscal year ended February 29, 2008, we contributed $279,000 to the plan, of which $12,700 was a matching contribution of $3,400 for each of Mr. Nadata and Mr. Schuster, $2,400 for Mr. Freudenberg and $3,500 for Mr. Bowers.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended February 29, 2008 has been provided to all stockholders as of June 16, 2008. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

ADDITIONAL INFORMATION

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, estimated to be $60,000, has been or will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay. McKenzie Partners is assisting us with the solicitation of proxies for a fee of $6,500, plus out-of-pocket expenses.

Deadline for Submission of Stockholder Proposals for the 2009 Annual Meeting

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than February 26, 2009 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than May 11, 2009. If notice of any stockholder proposal is received after May 11, 2009, then the notice will be considered untimely and we are not required to present such proposal at the 2009 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after May 11, 2009 at the 2009 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2009 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors,

Richard S. Schuster
Secretary

Dated: Melville, New York
June 25, 2008

EXHIBIT “A”

NU HORIZONS ELECTRONICS CORP.
2002 KEY EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

Section 1. General Provisions

1.1. Name and General Purpose

The name of this plan is the Nu Horizons Electronics Corp. 2002 Key Employee Stock Incentive Plan (hereinafter called the “Plan”). The Plan is intended to be a broadly-based incentive plan which enables Nu Horizons Electronics Corp. (the “Company”) and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2 Definitions

a. “Affiliate” means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

b. “Board” means the Board of Directors of the Company.

c. “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(a)	a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
(b)	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or
(c)	if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

d. “Committee” means the Committee referred to in Section 1.3 of the Plan.

e. “Common Stock” means shares of the Common Stock, par value $.0066 per share, of the Company or any class of common stock into which such Common Stock may hereafter be converted or for which such Common Stock may be exchanged pursuant to the Company’s certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

f. “Company” means Nu Horizons Electronics Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

g. “Fair Market Value” means the closing market price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market consolidated reporting system on such date, Fair Market Value shall be determined by the Committee.

h. “Option Agreement” means the option agreement described in Section 2.4 of the Plan.

i. “Participant” means any employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

j. “Restricted Stock” means an award of shares of Common Stock that is subject to restrictions under Section 3 of the Plan.

k. “Restricted Stock Award Agreement” means the award agreement described in Section 3.2 of the Plan.

l. “Restriction Period” means the period of time referred to in Section 3.3 of the Plan.

m. “Senior Executive Officers” means the Company’s Chairman of the Board, President, Executive Vice President and Vice President(s).

n. “Stock Option” or “Option” means any option to purchase Common Stock (including Restricted Stock) under Section 2 of the Plan.

o. “Subsidiary” means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

p. “Total Disability” means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3 Administration of the Plan

The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of two or more members of the Board who are Non-Employee Directors (as defined by Rule 16b). The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

Subject to this Section 1.3, the Committee shall have sole and complete authority to grant, pursuant to the terms of the Plan, Stock Options and Restricted Stock. In addition, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4 Eligibility

Stock Options and Restricted Stock may be granted only to officers, employees or consultants of the Company or a Subsidiary or Affiliate. Any person who has been granted any Option and/or Restricted Stock may, if he is otherwise eligible, be granted additional awards of Options and/or Restricted Stock.

1.5 Shares

The aggregate number of shares of Common Stock reserved and available for issuance pursuant to the Plan shall be 2,000,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6.

Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full or shares subject to, but as to which restrictions have not lapsed under, any Restricted Stock award which are forfeited for any reason, will again be available for distribution in connection with future awards granted during the balance of the term of the Plan.

1.6 Adjustments Due to Stock Splits, Mergers, Consolidation, etc.

If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan, the number of shares which, at such time, are subject to Options or Restricted Stock awards granted under the Plan shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan, and the number of shares of Common Stock or other securities which, at such time, are subject to Options and/or Restricted Stock awards granted under the Plan.

In the event of a Change in Control, at the option of the Board or Committee, the following acceleration and valuation provisions shall apply:

(a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such shares under the Option.

(b) the restrictions applicable to any Restricted Stock outstanding on the date of such Change in Control, to the extent not already vested under the Plan, shall lapse and such shares shall be deemed fully vested.

1.7 Non-Alienation of Benefits

Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8 Withholding or Deduction for Taxes

If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise or Restricted Stock award, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9 Administrative Expenses

The entire expense of administering the Plan shall be borne by the Company.

1.10 General Conditions

a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that the Committee shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of the stockholders of the Company voting on the repricing proposal.

c. The Board or Committee may determine the terms and restrictions applicable to Restricted Stock, subject to the provisions of Section 3 of the Plan.

d. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate, subject to stockholder approval if such approval is required.

e. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

f. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

g. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11 Compliance with Applicable Law

Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option or Restricted Stock award with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12 Effective Dates

The Plan was adopted by the Board on May 23, 2002, subject to stockholder approval, which was obtained on September 24, 2002. The Plan shall terminate on May 22, 2012.

Section 2. Stock Option Grants

2.1 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

Stock Options granted under the Plan shall be non qualified stock options.

The Committee shall have the authority to grant Options. Options may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

2.2 Option Exercise Price

The price of Common Stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3 Option Grants

Each Option will be subject to the following provisions:

a. Term of Option

An Option will be for a term of not more than ten years from the date of grant.

b. Exercise

Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option.

An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company, or any Subsidiary or Affiliate, or (ii) within three months after termination of employment (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

c. Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or to the extent permitted by the Board or the Committee to (i) a member or members of the optionee’s family, (ii) a trust, (iii) a family limited partnership or (iv) a similar estate planning vehicle primarily for members of the optionee’s family.

2.4 Agreements

In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

Section 3. Restricted Stock Awards

3.1 Authority of Committee

Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine (i) the Participants to whom, and the time or times at which, grants of Restricted Stock will be made; (ii) the number of shares to be awarded; (iii) the price (if any) to be paid by the recipient of Restricted Stock, subject to Section 3.2 of the Plan; (iv) any performance contingencies associated with the vesting of such Restricted Stock; (v) the default vesting date of the award; (vi) the time or times within which such Restricted Stock awards may be subject to forfeiture; and (vii) all other terms and conditions of such awards. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

3.2 Awards and Certificates

a. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has entered into a Restricted Stock Award Agreement with the Company evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

b. The purchase price for shares of Restricted Stock may be equal to or more than their par value.

c. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Section 3.2(b).

d. Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

e. The Committee shall require that (i) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

3.3 Restrictions and Conditions

The shares of Restricted Stock awarded pursuant to this Section 3 shall be subject to the following restrictions and conditions:

a. Subject to the provisions of the Plan and the Restricted Stock Award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Unless otherwise specified by the Committee, the Restricted Period shall be no less than seven years. The Committee shall condition any lapse of the Restricted Period upon the attainment of specified performance goals as determined by the Committee at the time of grant, including performance goals such as cumulative earnings per share or average return on equity, and may condition the vesting of Restricted Stock on such other factors as the Committee may determine, in its sole discretion. Within these limitations, the Committee, in its sole discretion, may also provide for the lapse of the Restricted Period in installments. The Committee may accelerate or waive the restrictions contained in a Restricted Stock award in whole or in part, based on attainment of additional service or performance criteria as the Committee may determine, in its sole discretion.

b. Except as provided in this Section 3.3(a) and Section 3.3(b) of the Plan, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 1.5 of the Plan for such reinvestment (taking into account then outstanding Stock Options), or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the Participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

c. Subject to the applicable provisions of the Restricted Stock Award Agreement and this Section 3, upon termination of a Participant’s employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

d. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Stock, shall be delivered to the Participant promptly.

EXHIBIT “B”

NU HORIZONS ELECTRONICS CORP.
2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

1. Purposes of the Plan.  The purposes of this 2002 Outside Directors' Stock Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(i) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(ii) if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company’s then outstanding securities; or

(iii) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

(d) “Common Stock” means the Common Stock of the Company, par value $0.0066 per share.

(e) “Company” means Nu Horizons Electronics Corp., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means an Outside Director who receives an Option.

(m) “Outside Director” means a Director who is not an Employee.

(n) “Plan” means this 2002 Outside Directors' Option Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

3. Stock Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 600,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

4. Administration of and Grants under the Plan.

(a) Administration.  Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b) Option Grants.

(i) No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) At each annual stockholder meeting during the term of this Plan commencing with the annual meeting held in 2004, each Outside Director shall automatically receive an additional option to purchase 10,000 Shares (the “Annual Option”), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least three full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iii) The terms of each Option granted hereunder shall be as follows:

(1) Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

(2) Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3) The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4) Each Option shall become exercisable in installments as follows: up to 33 1/3% on the date of grant; up to 66 2/3% on and after the first anniversary of the date of grant; and up to 100% on and after the second anniversary of the date of grant.

(iv) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c) The Board has the authority to interpret the Plan and to prescribe the rules and regulations relating thereto.

5. Eligibility.  Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b).

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan.  The Plan shall become effective upon the earlier to occur of September 12, 2002, the date of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7. Option Exercise Price and Consideration.

(a) Exercise Price.  The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Form of Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b) Termination of Status as a Director.  If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee.  Notwithstanding the provisions of Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee.  In the event of the death of an Optionee during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9. Non-Transferability of Options.  Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Adjustments upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change in Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation.  In the event of a proposed dissolution or liquidation of the Company, Options shall become fully vested and fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

(c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

(d) Change in Control.  In the event of a Change in Control, at the option of the Board, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an

Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated. The Board shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of all stockholders voting on the repricing proposal.

12. Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Conditions upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Agreements.  Options shall be evidenced by written option agreements in such form as the Board shall approve.

16. Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual or special meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

EXHIBIT “C”

NU HORIZONS ELECTRONICS CORP.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the accounting and financial reporting processes of the company, (2) the integrity of the financial statements of the Company, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall satisfy the independence and experience requirements of Section 10A of the Securities Exchange Act of 1934, The Nasdaq Stock Market and any other regulatory requirements pertaining to qualifications of Audit Committee members.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee and shall serve until their successors are duly appointed and qualified. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, either in person or telephonically. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Audit Committee may require any officer or employee of the Company, the Company’s outside counsel or the Company’s independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the persons performing the internal audit function and the independent auditor in separate executive sessions at least quarterly.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditor or nominate the independent auditors for shareholder approval. The Audit Committee shall pre-approve all audit and non-audit services. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee shall review all “related party transactions” (as required to be disclosed pursuant to SEC Regulation S-K, Item 404) for potential conflicts of interest and shall be required to approve any such transactions.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of issuing or rendering an audit report and to any advisors employed by the Audit Committee.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

With Respect to Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) any significant changes in the Company’s selection or application of accounting principles, (b) any major issues as to the adequacy of the Company’s internal controls, (c) the development, selection and disclosure of critical accounting estimates, and (d) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4. Discuss with management and the independent auditor:

(1)	All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and any material weaknesses in internal controls reported by management; and
(2)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

5. Review and discuss with management the Company’s earnings press releases.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(1)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, the persons performing the internal audit function or management.
(2)	The management letter provided by the independent auditor and the Company’s response to that letter.
(3)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to any Company employee or requested information, and any significant disagreements with management.

9. Discuss with the independent auditors the matters required to be discussed by Section 10A(k) of the Securities Exchange Act of 1934, as amended, as follows:

(1)	All critical accounting policies and practices to be used;
(2)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;
(3)	Other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

10. Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

11. Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

With Respect to the Independent Auditor

12. Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.) The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

13. Review the experience and qualifications of the senior members of the independent auditor team.

14. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company, and (e) confirming that their audit has been performed in accordance with the requirements of Section 10A of the Securities Exchange Act of 1934.

15. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the persons performing the internal audit function. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

16. Confirm that the lead audit partner, and the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for in excess of the five previous fiscal years.

17. Review with the independent auditors any issue on which they consulted with the national office of the independent auditor.

18. Meet with the independent auditor prior to the audit to discuss the planning, scope and staffing of the audit.

With Respect to Internal Audit Function

19. In consultation with the independent auditors and the persons performing the internal audit function, review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations.

20. Review, based upon the recommendation of the independent auditors and the persons performing the internal audit function, the scope and plan of the work to be done by the persons performing the internal audit function and review on an annual basis the performance of the persons performing the internal audit function.

21. Review the appointment and replacement of the persons performing the internal audit function.

22. Review the significant reports to management prepared by persons performing the internal audit function and management’s responses.

23. Review with management and the independent auditors the sufficiency and quality of the persons performing the internal audit function and other financial and accounting personnel of the Company.

With Respect to Compliance Oversight

24. Obtain reports from management, the persons performing the internal audit function and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

25. Review reports and disclosures of insider and affiliated party transactions.

26. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics, including any codes of ethics applicable to the chief executive officer and senior financial officers.

27. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

28. Review with management, the independent auditors, the persons performing the internal audit function and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s compliance policies or financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

With Respect to Complaints

29. Establish procedures for:

(1)	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
(2)	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

30. Discuss with management and the independent auditor any employee complaints which raise issues with respect to the Company’s financial statements or accounting policies.

With Respect to the Company’s Code of Ethics (for Chairman, Chief Executive Officer and Senior Financial Officers)

31. Investigate any reported violation and oversee any appropriate response, including corrective action and preventative measures.

32. Review and decide on any request for waiver of any provision of the Code of Ethics.

33. File and maintain copies of certifications of the Code of Ethics received from officers covered thereby.

General — The Audit Committee shall:

34. Make regular reports to the Board of Directors.

35. Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

36. Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

37. Review and reassess the adequacy of this Committee and its Charter at least annually and recommend to the Board any changes the Committee deems appropriate.

38. Perform any other activities consistent with this Charter, the Company’s By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

39. Make available this Charter on the Company’s website at www.nuhorizons.com as required by the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

Limitation of Audit Committee’s Role

40. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

0

NU HORIZONS ELECTRONICS CORP.

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

August 5, 2008

The undersigned hereby appoints Richard Schuster and Kurt Freudenberg, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nu Horizons Electronics Corp., a Delaware corporation, at the annual meeting of stockholders scheduled to be held August 5, 2008 and any adjournments thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NU HORIZONS ELECTRONICS CORP.

August 5, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233300000000000000 1 080508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election to Class III of the nominees listed below, as set forth in the proxy statement;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Arthur Nadata
○ Martin Novick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, AND EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY FOLLOWING THE INSTRUCTION TO THE LEFT. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.